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                                                               Exhibit 10.11(iv)




                            AMENDMENT NUMBER THREE
                                    TO THE
                         GEORGIA-PACIFIC CORPORATION/
              GEORGIA-PACIFIC GROUP 1997 LONG-TERM INCENTIVE PLAN


     WHEREAS, pursuant to Section 8(a) of the Georgia-Pacific
Corporation/Georgia-Pacific Group Long-Term Incentive Plan (the "G-P Group LTIP"), the Board of Directors of Georgia-Pacific Corporation ("Board") has reserved the right to amend the Plan;

     WHEREAS, the Board desires to amend the G-P Group LTIP to provide that the Participant's Option exercise period shall be extended to include any period of employment with Plum Creek Timber Company, Inc. on and after the Effective Time under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000; and

     WHEREAS, the Board desires to adopt a sub-plan to the G-P Group LTIP which is tax-qualified under French law for the purpose of granting options under the G-P Group LTIP to Participants in France.

     NOW THEREFORE, the Board hereby amends the Plan as follows:

     1. Section 6(b) of the Plan is amended by adding the following sentence to the end thereof:

          "Notwithstanding the terms of any Award Agreement granting options, on and after the Effective Time as defined under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc. Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000, the period of time a Participant shall have to exercise an option granted to him under an Award Agreement shall include any period of employment with Plum Creek Timber Company, Inc., provided that in no event shall such period extend beyond the 10/th/ anniversary of the date of grant of such option as set forth in the Participant's Award Agreement."

     2. The Plan is hereby amended by adding the attached Appendix A to the end of such plan.
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                                  APPENDIX A
                                    TO THE
                         GEORGIA-PACIFIC CORPORATION/
                             GEORGIA-PACIFIC GROUP
                         1997 LONG-TERM INCENTIVE PLAN

                              SUB-PLAN FOR FRANCE
                              -------------------



1.   Purposes of the Sub-Plan.
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     (a)  This addendum to the Georgia-Pacific Corporation/Georgia Pacific Group
          1997 Long-Term Incentive Plan (the "Plan") states the definitions and provisions of the Plan applicable to the grant of Options to Employees of Fort James France S.C.A., a French Subsidiary of Georgia-Pacific Corporation.

     (b) Options to be granted to Employees of the French Subsidiary shall be granted as provided by the Plan and this Sub-Plan.

     (c) Additional terms and conditions provided by this Sub-Plan are specific to Employees of the French Subsidiary only and do not affect the rights afforded to employees of any other company affiliated with the Company who are or may be granted Options under the Plan.

2.   Definitions.  Unless otherwise defined herein, the terms defined in the
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     Plan shall have the same defined meanings in this Sub-Plan. As used herein, the following definitions shall apply:


     (a)  "Company" means Georgia-Pacific Corporation, a Georgia Corporation
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          headquartered in Atlanta, Georgia.

     (b)  "Employee" means any person employed by the French Subsidiary in a
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          salaried position who does not own, upon any grant date, more than 10%
          of the voting rights of all classes of stock of the Company. Notwithstanding any other provision of the Plan, the "President-Directeur General", the "Directeur General" and the "mandataires sociaux" as provided by Article 208-8-1 of the French Corporate Act dated July 24, 1966, who do not own more than 10% of the voting rights of all classes of stock of the Company, upon any grant date, may participate in the Plan, and are incorporated in this definition of Employee.
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     (c)  "French Subsidiary" means Fort James France S.C.A., a French entity in
           -----------------
          which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

     (d)  "Sub-Plan" means this addendum to the Georgia-Pacific
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          Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan,
          relating and providing for the grant of Options to Employees of the French Subsidiary.

3.   Eligibility.  Options may be granted under the Sub-Plan as follows:
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     (a)  Notwithstanding any other provision of the Plan, Options may only be granted to Employees as defined in Section 2(b) of this Sub-Plan.

     (b) Notwithstanding any other provision of the Plan, all or any Options granted to an individual who is not an Employee as defined in Section 2(b) of this Sub-Plan, will not be deemed to have been granted pursuant to this Sub-Plan.

     (c) Notwithstanding any other provision of the Plan, Options granted to any participants holding shares representing 10% or more of the Company's share capital will not be deemed to have been granted pursuant to this Sub-Plan.

     (d) Notwithstanding any other provision of the Plan, any Option whose exercise price at the time of the grant of the Option is less than 80% of the average stock exchange price during the twenty days preceding the related grant or 80% of the average repurchase price of its own shares held by the Company to be allocated to beneficiaries shall not be deemed to have been granted under this Sub-Plan.

     (e) Notwithstanding any other provision of the Plan, Options granted within a twenty (20) day period following a distribution of dividends or a capital increase of the Company shall not be deemed to have been granted under this Sub-Plan.

     (f) Notwithstanding any other provision of the Plan, the total number of options granted and remaining unexercised (outstanding options) shall never cover a number of shares exceeding one-third of the share capital of Georgia-Pacific Corporation.

4.   Vesting and Exercise.
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     (a)  Notwithstanding any other provision of the Plan, unless otherwise provided by the Compensation Committee, the Options granted to an Employee of the Subsidiary will become exercisable under the following vesting schedule, subject to Participant's continuing to be an
          Employee on such date as defined under Section 2(b) of this Sub-Plan:
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 .    67% after the expiration of a two (2) year period from the date of grant
     (defined as the Initial Vesting Date); and
 .    100% after the expiration of a three(3) year period from the date of grant.


     (b) Notwithstanding any other provision of the Plan, and unless otherwise provided by the Compensation Committee, the Optionee agrees not to sell such shares as a result of exercising the Options subject to this Agreement until the third anniversary from the Initial Vesting Date. To facilitate this restriction, the Compensation Committee may require that the shares be held in an escrow account.

     (c) Notwithstanding Section 4(a) of this Sub-Plan, Options held by the Optionee will become immediately exercisable upon the death of the Optionee. The Period during which the legal heirs are entitled to exercise the option is six (6) months from the death of the Optionee.

     (d) Notwithstanding any other provision of the Plan, no additional shares will become exercisable after an employee of the Subsidiary has been notified of the termination of his or her employment for any reason. In addition, no additional shares shall become exercisable after an eligible director ("mandataire social") of the Subsidiary has been revoked from his position for any reason.

     (e) Notwithstanding any other provision of the Plan, the per share exercise price of the Option held by the Optionee shall remain unchanged. The exercise price can be adjusted only upon the occurrence of those events specified under the French Corporate Act dated July 24, 1966 (Section 208-5) including, but not limited to the following:

          (i)    a capital increase in cash;

          (ii) a capital increase with distribution of shares following capitalization of premiums or retained earnings;

          (iii)  issuance of bonds giving a right to the acquisition of shares;

          (iv) distribution of retained earnings either in cash or in shares held by the Company; or

          (v)    a capital reduction due to losses.

     (f) Payment of the aggregate Exercise Price to the Company shall be made by cash or check only.

5.   Non-Transferability.  Notwithstanding any other provision of the Plan, no
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     Option shall be assignable or transferable by the Optionee except, in the event of the Optionee's death, by
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     will or by the laws of descent and distribution, and only to the extent that an Option was exercisable by the Optionee prior to his or her death. During his lifetime, only the Optionee is entitled to exercise the options.

6.   Choice of Law.  This Sub-Plan is governed by applicable French corporate,
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     securities, social and income tax laws, and by those provisions of the Plan which do not contradict French law.